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As filed with the Securities and Exchange Commission on September 26, 2006.

Registration No. 333-122410

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-3 Registration Statement
on
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WITNESS SYSTEMS, INC.
(Exact name of issuer as specified in its charter)

Delaware (State of Incorporation)	23-2518693 (I.R.S. Employer Identification Number)
300 Colonial Center Parkway Roswell, GA 30076 (770) 754-1900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Loren Wimpfheimer
Senior Vice President
Witness Systems, Inc.
300 Colonial Center Parkway
Roswell, GA 30076
(770) 754-1900
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Jeffrey L. Schulte, Esq.
Morris, Manning & Martin, L.L.P.
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
(404) 233-7000

Approximate date of commencement of proposed sale to the public: Not Applicable

EXPLANATORY STATEMENT; DEREGISTRATION OF SECURITIES

        Witness Systems, Inc. (the "Company") filed a registration statement on Form S-3 (No. 333-122410) (the "Registration Statement") to register for resale 2,100,000 shares of its Common Stock, par value $0.01 per share. Pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 on Form S-1 to the Registration Statement to deregister all of the securities registered under the Registration Statement that remain unsold on the date hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 on Form S-1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 26th day of September, 2006.

WITNESS SYSTEMS, INC.
By:	/s/ DAVID B. GOULD David B. Gould Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID B. GOULD David B. Gould	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 26, 2006
* William F. Evans	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	September 26, 2006
* Dan J. Lautenbach	Director	September 26, 2006
* Thomas J. Crotty	Director	September 26, 2006
* Peter F. Sinisgalli	Director	September 26, 2006
* Joel G. Katz	Director	September 26, 2006
* Tom Bishop	Director	September 26, 2006
*By:	/s/ DAVID B. GOULD David B. Gould Attorney-in-Fact

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EXPLANATORY STATEMENT; DEREGISTRATION OF SECURITIES
SIGNATURES